COMPENSATION AGREEMENT


     This  Compensation  Agreement is dated as of May 22, 2006 among  Intellego,
LLC  ("Consultants")  and  Secured  Digital   Applications,   Inc.,  a  Delaware
corporation (the "Company").

     WHEREAS, the Company has engaged the Consultants as to provide consulting and management services in connection with the Company's offering of import/export management services, logistics management services and consulting services, including facilities and staffing to conduct such operations, and the Consultants have agreed to provide such services; and

     WHEREAS, THE Company wishes to compensate the Consultants with shares of its common stock for such services rendered;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. As compensation for the foregoing consulting services, the Company shall issue 500,000 shares of common stock, $.00001 par value per share, quarterly to such members or employees of the Consultants as the Consultants shall designate.

2. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within 60 days of the execution of this agreement.

     IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

                                       SECURED DIGITAL APPLICATIONS, INC.


                                       /s/Patrick Soon-Hock Lim
                                       -------------------------
                                       Patrick Soon-Hock Lim
                                       Chairman


                                       INTELLEGO, LLC

                                       /s/Jay R. McDaniel
                                       -------------------
                                       Jay R. McDaniel